UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Bottomline Technologies (de), Inc.

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BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Notice of Annual Meeting of Stockholders

To be held on November 19, 2009

To the stockholders of Bottomline Technologies (de), Inc.:

The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 19, 2009 at 3:00 p.m., local time, at the International Office Suites at One New Hampshire Avenue, Room 300, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

1.	To elect three Class II directors for the ensuing three years;

2.	To approve the company’s 2009 Stock Incentive Plan and the authorization of an initial 2,750,000 shares subject to increase as described herein, of common stock, par value $.001 per share, for issuance under such plan;

3.	To ratify the selection of Ernst & Young LLP as our registered public accounting firm for the current fiscal year; and

4.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2009 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on September 30, 2009 are entitled to receive this notice and to vote at the annual meeting.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope, or vote by phone or internet according to the instructions on the proxy card, as promptly as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 19, 2009.

The Proxy Statement and Annual Report to Stockholders are available at www.envisionreports.com/epay for registered stockholders and www.edocumentview.com/epay for beneficial owners.

By order of the Board of Directors,

/s/ Joseph L. Mullen
Joseph L. Mullen Chairman of the Board of Directors

October 9, 2009

Portsmouth, New Hampshire

BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Proxy Statement

For the Annual Meeting of Stockholders

To be held on November 19, 2009

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 19, 2009 at 3:00 p.m., local time, at the International Office Suites at One New Hampshire Avenue, Room 300, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2009, which we sometimes refer to as “fiscal 2009,” and the enclosed proxy are first being mailed to stockholders on or about October 9, 2009.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

Stockholders Entitled to Vote

Our board of directors has fixed September 30, 2009 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. On September 30, 2009, there were 25,694,889 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of votes cast or shares voting on that matter.

The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class II directors. The affirmative vote of the holders of shares representing at least a majority of the stock present or represented and voting on the matter is required for the ratification of our registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of August 31, 2009, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers,” as described in the Summary Compensation Table below, (c) each director of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. As of August 31, 2009, there were 25,325,976 shares of our common stock outstanding. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days of August 31, 2009 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding the options and/or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons and entities named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares Beneficially Owned			Options and/or Warrants Included in Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent	Number
5% Stockholders
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	3,064,874	(1)	12.1	—
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,058,300	(2)	12.1	—
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,127,550	(3)	8.4	—
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,837,563	(4)	7.3	—

Executive Officers and Directors
Robert A. Eberle	663,160	(5)	2.6	301,000
Peter S. Fortune	174,336	(6)	*	91,475
Kevin M. Donovan	215,908	(7)	*	134,251
Joseph L. Barry, Jr.	218,145	(8)	*	45,000
Michael J. Curran	14,000	(9)	*	—
Jeffrey C. Leathe	24,000	(10)	*	15,000
James L. Loomis	415,250	(11)	1.6	37,500
Daniel M. McGurl	286,986	(12)	1.1	74,986
Joseph L. Mullen	715,003	(13)	2.8	495,000
Garen K. Staglin	11,000	(14)	*	—
James W. Zilinski	74,078	(15)	*	45,000
All executive officers and directors as a group (11 persons)	2,811,866		10.6	1,239,212

*	Represents less than 1% of the outstanding shares of common stock.
(1)	These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (collectively, the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”), including Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Franklin Templeton Institutional, LLC, Fiduciary Trust Company International, and Fiduciary International, Inc. Investment management contracts grant to the Investment Management Subsidiaries investment and/or voting power over the securities owned by such investment management clients. Franklin Advisers, Inc. has sole voting and dispositive power as to 1,441,726 of the shares. Franklin Templeton Portfolio Advisors has sole voting and dispositive power as to 1,196,448 of the shares, Fiduciary Trust Company International has sole voting and dispositive power as to 112,100 of the shares, Fiduciary International, Inc. has sole voting and dispositive power as to 33,300 of the shares and Franklin Templeton Institutional, LLC has sole dispositive power over 281,300 of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest or beneficial ownership in any of these shares. This information is based on an Amendment no. 2 to Schedule 13G filed by Franklin Resources, Inc. on February 6, 2009.

(2)	T. Rowe Price Associates, Inc. (“Price Associates”) holds sole voting power over 550,900 of the shares and sole dispositive power over all 3,058,300 shares. These shares are owned by various individual and institutional investors, including the T. Rowe Price New Horizons Fund, Inc. (which owns 1,500,000 of the shares), for which Price Associates serves as investment advisor with power to direct investments and/or power to vote the shares. Price Associates disclaims beneficial ownership of such shares. This information is based on information provided by T. Rowe Price on August 31, 2009 and Amendment No. 3 to Schedule 13G filed by Price Associates with the SEC on February 11, 2009.
(3)	These shares are held by the investment advisory subsidiaries of BlackRock, Inc. BlackRock, Inc. shares voting and dispositive power over the shares, and disclaims beneficial ownership of the shares. This information is based on a Schedule 13G filed by BlackRock, Inc. on February 10, 2009.
(4)	Royce & Associates, LLC has sole voting and dispositive power over these shares. This information is based on an Amendment No. 4 to Schedule 13G filed by Royce & Associates, LLC with the SEC on January 23, 2009.
(5)	Includes prior awards of restricted stock, of which 154,500 are unvested as of August 31, 2009.
(6)	Includes prior awards of restricted stock, of which none are unvested as of August 31, 2009.
(7)	Includes prior awards of restricted stock, of which 28,062 are unvested as of August 31, 2009.
(8)	Includes prior awards of restricted stock, of which 3,000 are unvested as of August 31, 2009.
(9)	Includes prior awards of restricted stock, of which 5,500 are unvested as of August 31, 2009.
(10)	Includes prior awards of restricted stock, of which 3,000 are unvested as of August 31, 2009.
(11)	Includes prior awards of restricted stock, of which 3,000 are unvested as of August 31, 2009.
(12)	Includes prior awards of restricted stock, of which 3,000 are unvested as of August 31, 2009.
(13)	Includes prior awards of restricted stock, of which 20,250 are unvested as of August 31, 2009.
(14)	Includes prior awards of restricted stock, of which 6,500 are unvested as of August 31, 2009.
(15)	Includes prior awards of restricted stock, of which 3,000 are unvested as of August 31, 2009.

PROPOSAL I—ELECTION OF CLASS II DIRECTORS

We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Joseph L. Mullen, Mr. James W. Zilinski, and Mr. Michael J. Curran are currently serving as Class II directors. The Class II directors elected this year will serve as members of our board of directors until the 2012 annual meeting of stockholders, or until their respective successors are elected and qualified. Proxies can not be voted cumulatively.

The Nominations and Corporate Governance Committee has recommended to the board, and the board proposes, that Mr. Mullen, Mr. Zilinski and Mr. Curran be re-elected as directors. The persons named in the enclosed proxy will vote to re-elect Mr. Mullen, Mr. Zilinski and Mr. Curran as Class II directors unless the proxy is marked otherwise. Mr. Mullen, Mr. Zilinski and Mr. Curran have indicated their willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. Mullen, Mr. Zilinski or Mr. Curran would be unable to serve if elected.

The board recommends a vote “FOR” each of the persons nominated by the Board.

Set forth below for each director, including the Class II director nominees, is information as of August 31, 2009 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors (terms expiring in 2009)

Joseph L. Mullen	57	1996	Mr. Mullen has served as Chairman of Bottomline since May 2007, and from November 2006 to May 2007 served as Vice Chairman of Bottomline. Mr. Mullen served as Chief Executive Officer of Bottomline from August 2002 to November 2006. From September 2000 to August 2004, Mr. Mullen served as President of Bottomline, and from September 2000 to April 2001, Mr. Mullen also served as Chief Operating Officer of Bottomline.

James W. Zilinski	65	1994	From July 1995 until his retirement in December 2004, Mr. Zilinski served as President and Chief Executive Officer of Berkshire Life Insurance Company of America and as a director of its subsidiary, Berkshire Securities Corp. †*#

Michael J. Curran	54	2006	Mr. Curran has served as Executive Vice President and Managing Director, Corporate Banking Services at Banco Santander since January 2009. Mr. Curran served as Executive Vice President, Global Solutions Group of Sovereign Bank, from June 2007 to January 2009. From March 1995 to April 2006, Mr. Curran served as Executive Vice President, Global Treasury Services of Bank of America. †

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III directors (terms expiring in 2010)

Daniel M. McGurl	73	1989	Mr. McGurl co-founded Bottomline in May 1989, and served as Chairman of the Board of Directors of Bottomline from May 1989 to May 2007. From May 1989 until his retirement in August 2002, Mr. McGurl also served as Chief Executive Officer of Bottomline, and from May 1989 to September 2000, Mr. McGurl also served as President of Bottomline.

James L. Loomis	59	1989	Mr. Loomis co-founded Bottomline in May 1989. From August 1998 until his retirement in September 2000, Mr. Loomis served as Senior Executive Advisor of Bottomline. *(1)

Garen K. Staglin	64	2007	Mr. Staglin was Chief Executive Officer of eONE Global LP, an emerging payments company, from 2000 to 2004. Mr. Staglin serves as a director of Global Document Solutions, Inc., a digital printing, imaging and customer relationship management outsourcing company, Solera, Inc., a consulting, outsourced services and technology provider focused on auto claims solutions, and ExlService Holdings, Inc., a provider of offshore business process outsourcing solutions. Mr. Staglin is also a senior advisor for FTV Capital and a member of the Advisory Board of the Cambridge University Business School in the United Kingdom. #

Class I directors (terms expiring in 2011)

Joseph L. Barry, Jr.	76	1990	Mr. Barry has served as President of Hallmark Mechanical Corp., a machinery service company, since 1990, and as President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as Chairman of Northeast Concrete Products, and since 1978, as co-Chairman of New England Teamsters Pension Fund. †*# (1)

Robert A. Eberle	48	2000	Mr. Eberle has served as Chief Executive Officer of Bottomline since November 2006 and as President since August 2004. Mr. Eberle served as Chief Operating Officer of Bottomline from April 2001 to November 2006 and served as Chief Financial Officer of Bottomline from September 1998 to August 2004.

Jeffrey C. Leathe	53	2005	Mr. Leathe has served as Senior Vice President and Chief Financial Officer of Biotrove, Inc, a private company that advances life sciences and drug discovery research, since October 2007, and has served as a Principal of Leathe & Associates, LLC, a private investment advisory firm since November 2004. From November 2005 to September 2007, Mr. Leathe served as the President of Pelican Group Holdings, a biotechnology company. From July 2003 to October 2004, Mr. Leathe served as Senior Vice President of Harvest Capital Management, a private investment advisory firm. From 1990 to 2003, Mr. Leathe served as Executive Vice President, Chief Financial Officer and Treasurer of Apogent Technologies, a manufacturer of healthcare and life sciences research products. *

†	Member of compensation committee.

#	Member of nominations and corporate governance committee.
*	Member of audit committee.
(1)	Mr. Barry was a member of the Audit Committee during fiscal 2009, but ceased to be a member of the Audit Committee effective May 21, 2009, at which time Mr. Loomis joined the audit committee.

Director Compensation

Compensation for our directors is reviewed from time to time by our chief executive officer and compensation committee, and any determinations with respect to board compensation are made by our board of directors.

Each of our non-employee directors receives a restricted stock award of 3,000 shares of our common stock on the date of each annual meeting of stockholders (other than a director who is initially elected to the board of directors at the annual meeting or at any time after the prior year’s annual meeting). These awards vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders. In fiscal 2009, Messrs. Barry, Curran, Leathe, Loomis, McGurl, Mullen, Staglin and Zilinski each received a restricted stock award for 3,000 shares of our common stock. Additionally, Mr. Mullen received an award of 3,000 shares of restricted stock in September 2008 for services provided to Bottomline during fiscal 2008, and these shares vested at our 2008 annual meeting of stockholders. All of these awards were granted under our 2000 Stock Incentive Plan.

Upon his or her initial election to the board of directors, a non-employee director receives a restricted stock award for 8,000 shares of our common stock. This award vests over a period of four years from the date of grant, with 25% of the shares vesting on the first anniversary of the date of grant and an additional 6.25% of the shares vesting each quarter thereafter. No such grants were made during fiscal 2009, as there were no new directors elected to the board.

Equity awards to our directors (both stock options and restricted stock awards) vest in full upon a change of control. For purposes of this provision, a change of control occurs if:

•	any person becomes the beneficial owner of more than 50% of the voting power of our outstanding securities,

•	we are acquired through a merger,

•	we are liquidated, or

•	all or substantially all of our assets are sold.

We reimburse our directors for expenses incurred to attend board of directors and committee meetings and other business related travel. In fiscal 2009, each non-employee director received an annual fee of $17,500, payable quarterly in arrears, and a fee of $1,250 for each meeting of the board of directors that the non-employee director attended. Each non-employee director who served as a member of the audit committee, other than the chairperson of such committee, received an annual fee of $3,500. Each non-employee director who served as a member of the compensation committee or nominations and corporate governance committee, other than the respective chairpersons of those committees, received an annual fee of $1,000 for each committee in which they participated. The chairman of the audit committee received an annual fee of $15,000 and the chairman of the compensation committee and the nominations and corporate governance committee each received an annual fee of $2,000.

Joseph Mullen Letter Agreement

We entered into a letter agreement with Joseph Mullen, the current chairman of our board of directors, on November 16, 2006. Pursuant to this letter agreement, which we refer to as the 2006 Letter Agreement, following Mr. Mullen’s transition as our chief executive officer we agreed to retain his services as an employee for a salary of $300,000 per year beginning November 16, 2006 and ending on November 16, 2007, and a salary of $150,000 per year beginning on November 17, 2007 and ending on November 16, 2008. On September 18, 2008, we entered into a new letter agreement, or the 2008 Letter Agreement, with Mr. Mullen to retain his services for (a) $125,000 per year for the period beginning on November 16, 2008 and ending on November 16, 2009 and (b) $100,000 per year for each year during the period beginning on November 17, 2009 and ending on November 16, 2011, at which time Mr. Mullen’s role and services will be re-evaluated. Under the 2008 Letter Agreement, which supersedes the 2006 Letter Agreement, Mr. Mullen will act as chairman of the board of directors during any periods he is appointed to such position by the board, and will provide consulting services in areas including strategy analysis, merger and acquisition evaluation and analysis, strategic partnerships and executive coaching. Under the terms of the 2008 Letter Agreement, Mr. Mullen received 3,000 shares of restricted stock for services provided to Bottomline in 2008, and these shares vested at our 2008 annual meeting of stockholders. Mr. Mullen is also eligible to receive 3,000 shares of restricted stock (or such other equity award as shall be made to our other non-employee directors) on each date of our annual meeting of stockholders (provided that he is serving as a director of Bottomline during such periods), and these shares will vest at the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders.

If the 2008 Letter Agreement is terminated by us without cause, Mr. Mullen will be entitled to be paid a lump sum equal to the full amount due to him with respect to the remaining term of the agreement. As was also the case with the 2006 Letter Agreement, should Mr. Mullen’s engagement with us be terminated as a result of death or disability, as a result of involuntary termination or without cause, Mr. Mullen’s then unvested options and restricted stock will fully vest, and he generally will have a period of two years (or the remainder of the applicable option term if less than two years) after the date of such termination to exercise his-stock options. In addition, in the event that, prior to November 21, 2011, a change of control of Bottomline occurs, Mr. Mullen’s then unvested options and restricted stock will fully vest, and we will pay any excise tax for which Mr. Mullen would be liable under Section 4999 of the Internal Revenue Code as a result of having received such change of control benefits, as well as the amount necessary to pay all additional taxes imposed on Mr. Mullen as a result of our payment of the excise tax. Under the 2008 Letter Agreement, Mr. Mullen is also eligible to be reimbursed by us for reasonable business expenses and, until he reaches age 65, to participate in our standard U.S. health insurance plan.

Director Stock Ownership Program

In February 2008, we approved a modification to certain of our stock option plans to permit any director to elect to exercise stock options that were in-the-money, and fully vested, on a net share settlement basis. Under such an exercise, the director would receive shares of our common stock with a value equal to the closing market price of our common stock on the date of exercise less the exercise price of the options. Any director making such an election agrees not to sell or transfer any of the shares received upon exercise for a period of two years from the exercise date. We implemented this modification to encourage and promote long-term share ownership by our directors.

The following table sets forth information concerning the compensation of our directors for fiscal 2009. The compensation information for Mr. Eberle is included in the Summary Compensation Table.

Fiscal 2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)		Option Awards ($) (1) (2)		All Other Compensation ($)		Total ($)
Joseph L. Barry	29,000	25,889		—		—		54,889
Michael J. Curran	23,500	47,741		—		—		71,241
Jeffrey C. Leathe	37,500	25,889		41,225		—		104,614
James L. Loomis	22,500	25,889		—		—		48,389
Daniel M. McGurl	21,250	25,889		—		—		47,139
Joseph L. Mullen	72,917	568,567	(3)	153,785	(3)	57,656	(4)	852,925
Garen K. Staglin	23,500	35,392		—		—		58,892
James W. Zilinski	29,000	25,889		—		—		54,889

(1)	The amounts in this column reflect the expense amounts recognized for financial statement reporting purposes for fiscal 2009, and include amounts associated with equity awards granted in and prior to fiscal 2009. There can be no assurance that these amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited financial statements included in our annual report on Form 10-K for fiscal 2009.
(2)	As of June 30, 2009, our directors had the following aggregate number of stock option awards outstanding: Joseph L. Barry, 45,000; Jeffrey C. Leathe, 15,000; James L. Loomis, 37,500; Daniel M. McGurl, 98,005; Joseph L. Mullen, 525,000; James W. Zilinski, 45,000. As of June 30, 2009, our directors had the following aggregate number of unvested restricted stock awards outstanding: Joseph L. Barry, 3,000; Michael J. Curran, 6,000; Jeffrey C. Leathe, 3,000; James L. Loomis, 3,000; Daniel M. McGurl, 3,000; Joseph L. Mullen, 30,374; Garen K. Staglin, 7,000; James W. Zilinski, 3,000. Messrs. Barry, Curran, Leathe, Loomis, McGurl, Mullen, Staglin and Zilinski were each awarded 3,000 shares of restricted stock on November 18, 2008. Each of these awards had a grant date fair value of $17,730. Additionally, Mr. Mullen received a grant of 3,000 shares on September 18, 2008, and the grant date fair value of this award was $35,340.
(3)	Includes vesting of awards granted to Mr. Mullen while he was serving as Chief Executive Officer of Bottomline.
(4)	Consists of $56,250 in salary paid to Mr. Mullen pursuant to the 2006 and 2008 Letter Agreements and $1,406 which represents our matching contribution to Mr. Mullen’s retirement savings plan account.

Executive Compensation

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees, reviews and approves annually all compensation decisions relating to our named executive officers. In the discussion that follows, “executives” refers to our fiscal year 2009 executive officers, Messrs. Eberle, Fortune and Donovan.

The compensation committee has implemented an annual performance and compensation review program for our executives. Annual performance goals are proposed by our chief executive officer and approved by the compensation committee each fiscal year. These goals relate to specific operational and financial milestones, and performance against these milestones is considered when determining annual salary increases, annual bonus opportunities, and annual restricted stock awards to our executives.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

•	enable us to attract, retain and motivate the best possible executive talent,

•	ensure executive compensation is aligned with our corporate strategies and business objectives,

•

promote the achievement of key strategic and financial performance measures by linking short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals, and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies of a similar size within our industry. In addition, our executive compensation program ties a significant portion of each executive’s overall compensation to key strategic, financial and operational goals such as the establishment and maintenance of key strategic relationships, product development initiatives, customer service execution and employee retention. The executive compensation program also evaluates the executive’s contribution toward financial and operational performance, and considers financial metrics such as revenue, orders and profitability. The compensation committee may also assess overall compensation based on the individual performance of the executive. We provide a portion of our executive compensation in the form of restricted stock awards that vest over time, typically four years, which we believe promotes the retention of our executives and aligns their interests with those of our stockholders since this form of compensation allows our executives to participate in the long-term success of our company as reflected in stock price appreciation.

In making compensation decisions, the compensation committee compares our executive compensation against that of a peer group of publicly traded companies. This peer group, which is periodically reviewed and updated, consists of companies generally comparable to our company. The companies included in this peer group for fiscal 2009 were: ACI Worldwide, Art Technology Group, Blackbaud, Inc., Chordiant Software, Cogent Communications, Concur Technologies, Interwoven, Kenexa Corporation, Online Resources Corporation, Pegasystems, Inc., RightNow Technologies, Inc., S1 Corporation, Taleo Corporation, and The Ultimate Software Group, Inc.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary,

•	cash bonuses,

•	restricted stock awards,

•	insurance, retirement and other employee benefits, and

•	severance and change of control benefits.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our chief executive officer, company performance against stated objectives, individual performance and overall comparisons to the aforementioned peer group.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the compensation committee considers the survey data of compensation levels in the peer group, as well as a variety of other factors such as the executive’s scope of responsibility, individual performance, prior employment experience and salary history, and our overall financial performance.

Base salaries are reviewed at least annually by our compensation committee and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, company and individual performance and experience. For fiscal 2009, the compensation committee approved base salary increases of 3.2%, 3.3%, and 3.4% over fiscal 2008 levels for Messrs. Eberle, Fortune, and Donovan, respectively. These increases were consistent with the average salary increase across our entire employee base for fiscal 2009.

Cash Bonuses

The compensation committee approves payment of quarterly cash bonuses as part of the overall compensation packages of our executive officers. Mr. Eberle’s cash bonus opportunity is based on a percentage of his base compensation, which for fiscal year 2009 was 120%. Mr. Fortune and Mr. Donovan’s cash bonus opportunities are based on a fixed dollar amount which for fiscal year 2009 were $288,000 and $100,000, respectively. Cash bonuses are intended to be paid quarterly, with an opportunity for review of the overall bonus at year end.

Cash bonus opportunities for Messrs. Eberle and Fortune are evaluated based on the achievement of pre-determined revenue and operating income targets, and designated key management objectives, all of which are set by the compensation committee at the beginning of the fiscal year. The revenue and operating income targets represent 67% of the total bonus opportunity, which must be achieved at 80% of the targeted amounts before any bonuses can be paid. Designated key management objectives represent the remaining 33% of the total bonus opportunity. Each quarter, our chief executive officer prepares a summary of our actual corporate performance against the established performance objectives and submits his recommendation to the compensation committee in respect of bonuses, if any, that should be paid for that quarter. Mr. Donovan’s bonus is recommended by our chief executive officer based on both corporate and individual performance. Determination regarding the ultimate payment of bonuses for Messrs. Eberle and Donovan, in respect of both timing and amount, is subject to the review and approval of the compensation committee, as was the case with Mr. Fortune prior to his departure.

For fiscal 2009, cash bonuses in the amount of $264,000, $132,872 and $95,500 were paid to Messrs. Eberle, Fortune and Donovan, respectively, which represented 69%, 46% and 96% of their total bonus opportunity for the fiscal year.

For fiscal 2009, Messrs. Eberle and Fortune were required to achieve 100% of the pre-determined revenue and operating income targets and 75% of the designated key management objectives in order to receive payment at 75% of their total bonus opportunity. We would characterize this 75% level of achievement as attainable based on the performance measures in place for fiscal 2009. Payouts above this 75% threshold would have occurred only upon Bottomline and the executive exceeding 100% of the pre-determined revenue and operating income targets and 75% of the designated key management objectives, and we would characterize this level of achievement as difficult. In the past our executives have, in certain instances, declined some or all of the bonus amounts they had earned so that these amounts could be allocated to specific corporate initiatives or to strategic investments.

Restricted Stock Awards

Our restricted stock award program is the primary vehicle for offering long-term incentives to our executives. We believe that restricted stock awards provide a strong link to Bottomline’s long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe the vesting features of our restricted stock awards are consistent with our goal of executive retention because these features provide an incentive for the executive to remain in our employ during the vesting period. In determining the size of the restricted stock awards to our executives, including for fiscal 2009, our compensation committee considered the following factors:

•	an evaluation of the executive’s past performance,

•	the total compensation being paid to the executive,

•	the anticipated value of the executive’s contribution to Bottomline’s future performance,

•	the executive’s scope of responsibility,

•	the executive’s current position with Bottomline, and

•	the number and size of equity awards to the executive officer during previous fiscal years.

We typically make an initial award of restricted stock when a new executive is hired, after which annual awards are granted as part of the overall executive compensation program. All restricted stock awards to our executives are approved by the compensation committee. Since awards of restricted stock are issued at no cost to the executive, they have a built-in value at the time the awards are made. Accordingly, we generally grant fewer shares of restricted stock than the number of stock options or other types of equity awards that might have been issued for a similar purpose, which helps to reduce dilution to our stockholders. To maximize the long-term incentives for our executives and to minimize the dilutive effect on existing stockholders, we consider it likely that future equity awards to our executives will continue to be in the form of restricted stock.

Typically, the restricted stock we grant to our executives vest at a rate of 25% after the first year and 6.25% at the end of each quarter thereafter. Except in the case of death or disability and certain severance and change-in-control situations, vesting typically ceases on the date of termination of employment and exercise rights (in the case of stock options, which was the form of compensation issued to our executives prior to the restricted stock program) cease shortly thereafter. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares underlying the option, including voting rights and the right to receive dividends or dividend equivalents. However, restricted stock awards entitle the recipient to full rights as a stockholder at the time of the award, regardless of any vesting provisions.

We do not have any equity ownership guidelines for our executives.

Stock awards to our executives are typically granted annually in conjunction with the review of their individual performance and the financial and operational performance of the company. This review typically takes place in the first fiscal quarter of each year.

For fiscal 2009, the compensation committee approved restricted stock awards of 85,000, 60,000 and 15,000 shares to Messrs. Eberle, Fortune and Donovan, respectively. These award levels were identical to those of fiscal 2008.

Historically, the compensation committee has fixed an aggregate level of equity awards for all employees, including our executives, on an annual basis. In fiscal 2007, management proposed to the compensation committee that our ability to attract, retain, motivate and incent the best possible talent would be best achieved with a program that provided greater certainty regarding the level of such awards over time. Management therefore proposed that the annual percentage increase or decrease in the equity pool be tied to levels of stock performance, non-GAAP net income and revenues for the previous fiscal year. The compensation committee considered these recommendations and approved a formal equity compensation policy providing that the annual equity pool be adjusted upwards or downwards depending upon Bottomline’s stock price (based on a 30-day trailing average as of July first of each year), non-GAAP net income and revenues for the preceding fiscal year. The percentage change in each metric is multiplied by one-third (thus weighting each equally), and the sum of the resulting net percentage divided by two. The equity pool for the prior fiscal year is then adjusted upwards or downwards by a percentage equal to that amount, to determine the equity pool for the current year. The compensation committee anticipates that this policy will remain in place through fiscal 2011.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all of our employees, including health and dental insurance, life and disability insurance, an employee stock purchase plan and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same terms as our other employees.

During fiscal 2009, we provided supplemental executive long-term disability insurance to Mr. Eberle and Mr. Fortune. In addition, we paid a portion of premiums for private medical insurance and provided an automobile allowance to Mr. Fortune. Mr. Fortune departed the Company’s employ during 2009, however we anticipate that we will continue to provide these benefits to Mr. Eberle in fiscal 2010.

Severance and Change of Control Benefits

Pursuant to employment and retention agreements we have entered into with our executives, the terms of our 2000 Stock Incentive Plan and certain resolutions of our board of directors in connection with our equity programs, our executives are entitled to certain benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under certain circumstances, under the caption “Employment and Other Agreements and Potential Payments Upon Termination or Change-in-Control” below.

We believe these benefits help us compete for executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change of control scenario and reduce the risk that key talent would leave the company before any such transaction closes, which could reduce the value of the company if such transaction failed to close.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than the chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes that such payments are appropriate and in the best interests of Bottomline and its stockholders, after taking into account changing business conditions or the officer’s performance. Although the compensation committee considers the impact of Section 162(m) when administering Bottomline’s long-term compensation plans, it does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the compensation committee may deem it appropriate at times to forego treatment of certain elements of compensation as qualified performance based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible.

Summary Compensation

The following table sets forth certain information concerning the compensation for the individuals who served as our principal executive officer and our principal financial officer during fiscal 2009 and our only other executive officer, who we collectively refer to as our named executive officers.

Fiscal 2009 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Robert A. Eberle,	2009	$320,000	—	$1,038,700	$139,810	$264,000	$12,005	$1,774,515
President and Chief Executive Officer (4)	2008	$310,000	—	$794,142	$314,611	$193,700	$11,630	$1,624,083
	2007	$296,875	—	$500,830	$424,494	$187,750	$12,098	$1,422,047

Kevin M. Donovan,	2009	$184,000	—	$148,157	$53,725	$95,500	$5,875	$487,257
Chief Financial Officer and Treasurer	2008	$178,000	—	$104,049	$116,052	$55,000	$5,625	$458,726
	2007	$175,750	—	$58,841	$140,355	$51,000	$5,606	$431,552

Peter S. Fortune,	2009	$235,579	—	$641,580	$111,843	$132,872	$1,968,751	$3,090,625
Chief Operating Officer and President of Bottomline Europe (5)	2008	$324,047	—	$570,882	$238,875	$151,605	$45,565	$1,330,974
	2007	$302,104	—	$370,611	$322,281	$153,917	$43,041	$1,191,954

(1)	The amounts in this column reflect the expense amounts recognized for financial statement reporting purposes for fiscal years 2009, 2008 and 2007, and include amounts for equity awards granted in and prior to fiscal years 2009, 2008 and 2007. There can be no assurance that the amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited financial statements included in our annual report on Form 10-K for fiscal year 2009.
(2)	The amounts in this column reflect cash bonus awards paid to our named executive officers for performance in fiscal years 2009, 2008 and 2007 under our executive incentive compensation programs. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Bonuses” above for a description of this program.
(3)	These amounts consist of the following:

Name	Fiscal Year	Retirement Plan Contributions (a)	Life and Long-Term Disability Insurance Premiums (b)	Other		Total
Robert A. Eberle	2009	$6,125	$5,880	—		$12,005
	2008	$5,750	$5,880	—		$11,630
	2007	$6,218	$5,880	—		$12,098

Kevin M. Donovan	2009	$5,875	—	—		$5,875
	2008	$5,625	—	—		$5,625
	2007	$5,606	—	—		$5,606

Peter S. Fortune	2009	$33,511	$4,550	$1,930,690	(c)	$1,968,751
	2008	$13,615	$5,937	$26,013	(c)	$45,565
	2007	$15,528	$2,169	$25,344	(c)	$43,041

(a)	These amounts represent our matching contributions to the named executive officer’s retirement savings plan account.
(b)	These amounts consist of the portions of premiums paid by us for supplemental executive long-term disability insurance for Mr. Eberle and Mr. Fortune.

(c)	These amounts consist of automobile allowances paid on Mr. Fortune’s behalf of $16,929, $24,048 and $23,196 and private medical insurance premiums paid on Mr. Fortune’s behalf of $1,605, $1,965 and $2,148 for fiscal years 2009, 2008 and 2007, respectively. The fiscal 2009 amount also consists of amounts paid to Mr. Fortune in connection with his April 23, 2009 Compromise Agreement, which is described in more detail in the “Employment and Other Agreements” section of this Proxy Statement. These amounts consist of the following:

Basic salary	$240,039
Non-equity incentive compensation	181,521
Acceleration of restricted stock awards	1,364,766
Pension contributions	45,357
Unused vacation	7,502
Consideration for signing termination agreement	56,385
Continuation of benefits	16,586

Total	$1,912,156

The value associated with the acceleration of restricted stock awards above reflects the grant date fair value of the underlying awards.

(4)	Mr. Eberle served as President and Chief Operating Officer until November 2006, when he became President and Chief Executive Officer.
(5)	Mr. Fortune served as Chief Marketing Officer and President of Bottomline Europe until November 2006, when he became Chief Operating Officer and President of Bottomline Europe. Mr. Fortune served as Chief Operating Officer and President of Bottomline Europe until his departure on May 15, 2009. Mr. Fortune was paid in British Pounds Sterling, which for purposes of this presentation were converted to US Dollars at the average exchange rates in effect for the twelve months ended June 30, 2009, 2008 and 2007; these rates were 1.611, 2.004 and 1.933 US Dollars per British Pound Sterling, respectively.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during fiscal 2009 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. Non-equity incentive plan awards were made pursuant to our executive incentive compensation program described in our Compensation Discussion and Analysis under the caption “Cash Bonuses”.

Fiscal 2009 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	Grant Date Fair Value of Stock Awards (6)
Name	Grant Date	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)
Robert A. Eberle	09/18/2008	— 76,800	— 288,000	— 384,000	85,000 —	$1,001,300 —

Kevin M. Donovan	09/18/2008	— 20,000	— 75,000	— 100,000	15,000 —	$176,700 —

Peter S. Fortune	09/18/2008	— 57,600	— 216,000	— 288,000	60,000 —	$706,800 —

(1)	Amounts in these columns show the threshold, target and maximum cash award amounts under our executive incentive compensation program for fiscal 2009. Actual amounts paid are disclosed and reported in the Summary Compensation Table under the caption Non-Equity Incentive Plan Compensation.

(2)	Reflects the minimum amount that would have been earned if the minimum targets for all of the quarterly and annual metrics were achieved and a portion of the designated key management objectives were met.
(3)	Reflects the total amount that would have been earned if the targeted quarterly and annual metrics were achieved and a majority of the designated key management objectives were met.
(4)	Reflects the total maximum amount that would have been earned if the maximum targets for all of the quarterly and annual metrics were achieved and the designated key management objectives were met in full.
(5)	Reflects awards of restricted stock. These shares vest as to 25% of the shares on the first anniversary of the date of grant and 6.25% of the shares each quarter thereafter. In addition, as described below under “Employment and Other Agreements and Potential Payments Upon Termination or Change in Control”, the vesting of these shares may be accelerated following employment termination under certain circumstances.
(6)	The amounts reported in this column are computed based on the closing price of our common stock on the date the awards were granted.

Equity Awards and Holdings

The following table sets forth information concerning unexercised options and unvested restricted stock awards for each of the named executive officers as of June 30, 2009.

Fiscal 2009 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(#) (2)	Market Value of Shares or Units of Stock That Have Not Vested($) (3)
Robert A. Eberle	02/24/2005	100,000	—	$11.93	02/24/2015	09/18/2008	85,000	$765,850
	03/29/2004	80,000	—	$9.54	03/29/2014	08/23/2007	47,812	$430,786
	05/13/2003	13,954	—	$5.87	05/13/2013	11/16/2006	11,250	$101,363
	02/21/2002	47,046	—	$8.19	02/21/2012	08/24/2006	19,687	$177,380
	02/20/2001	40,000	—	$13.00	02/20/2011	8/25/2005	5,250	$47,303
	02/24/2000	20,000	—	$39.81	02/24/2010
	08/26/1999	30,000	—	$31.50	08/26/2009

Kevin M. Donovan	09/02/2006	3,438	1,562	$9.61	09/02/2016	09/18/2008	15,000	$135,150
	02/24/2005	25,000	—	$11.93	02/24/2015	08/23/2007	8,437	$76,017
	01/13/2005	10,000	—	$14.00	01/13/2015	09/02/2006	3,125	$28,156
	03/29/2004	20,000	—	$9.54	03/29/2014	12/02/2005	1,500	$13,515
	01/12/2004	3,500	—	$9.23	01/12/2014
	02/28/2003	20,000	—	$5.31	02/28/2013
	02/21/2002	12,000	—	$8.19	02/21/2012
	01/16/2002	2,500	—	$9.58	01/16/2012
	06/29/2001	10,000	—	$5.40	06/29/2011
	04/19/2001	10,000	—	$3.30	04/19/2011
	02/20/2001	10,000	—	$13.00	02/20/2011
	02/24/2000	7,500	—	$39.81	02/24/2010

Peter S. Fortune	02/24/2005	80,000	—	$11.93	05/15/2011
	03/29/2004	11,475	—	$9.54	05/15/2011

(1)

These options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 6.25% of the shares each quarter thereafter. Each option has a contractual term of ten years, and generally expires shortly following the termination of the executive’s employment. However, as described below under “Employment and Other Agreements and Potential Payments Upon Termination or Change-in-Control”, the vesting and exercisability of these options may be extended following employment termination or a change of control under certain circumstances.

(2)	These shares vest as to 25% of the shares on the first anniversary of the date of grant and 6.25% of the shares each quarter thereafter. However, as described below under “Employment and Other Agreements and Potential Payments Upon Termination or Change-in-Control”, the vesting of these shares may be accelerated following employment termination or a change of control under certain circumstances.
(3)	Calculated by multiplying the number of unvested shares by $9.01, the closing price per share of our common stock on The NASDAQ Global Market on June 30, 2009.

Stock Vested in Fiscal 2009

The following table sets forth information regarding vesting of restricted stock held by the named executive officers during the fiscal year ended June 30, 2009.

Amounts shown under the column “Value Realized on Exercise” represents the number of shares of restricted stock multiplied by the closing price of our common stock on the vesting date.

Fiscal 2009 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Eberle	81,438	$700,939
Kevin M. Donovan	12,063	$106,705
Peter S. Fortune	184,937	$1,541,525

Employment and Other Agreements and Potential Payments Upon Termination or Change–in-Control

Employment Agreements

We entered into an employment agreement with Mr. Eberle as of September 30, 1998, which was amended as of June 1, 2001, amended and restated as of November 21, 2002, amended as of September 30, 2005, November 16, 2006 and December 23, 2008. The employment agreement automatically renews for successive three-year periods unless the agreement is not renewed by either us or Mr. Eberle pursuant to written notice, or is sooner terminated in accordance with its terms. Further, the employment agreement automatically renews for a three year period in the event we experience a change in control. The employment agreement currently expires on November 21, 2011.

Under the employment agreement, a “change in control” of Bottomline would occur if:

•	any person becomes the beneficial owner of more than 50% of the voting power of our outstanding securities,

•	we are acquired through a merger,

•	we are liquidated or

•	all or substantially all of our assets are sold.

In the event of a change of control, Mr. Eberle’s options and restricted stock will vest in full.

If Mr. Eberle’s employment is terminated either by Mr. Eberle as a result of an involuntary termination or by us without cause prior to a potential change in control (each as described below) or if we do not renew Mr. Eberle’s agreement as provided above, then all outstanding options held by Mr. Eberle would become immediately exercisable in full, all shares of restricted stock would vest in full, and Mr. Eberle would be entitled to receive continuation of benefits for a period of 24 months, a lump sum payment equal to two times the sum of his then annual salary plus two times the maximum amount of bonus Mr. Eberle was eligible to earn in the then current year.

An involuntary termination would occur if Mr. Eberle’s duties were changed in a manner such that it resulted in a significant diminution in his position, duties, responsibilities or budget authority, his base compensation was reduced, he no longer reported directly to the board of directors, he was relocated or if the company was in material breach of the employment agreement.

“Cause” means, prior to a change in control of Bottomline, the discharge of Mr. Eberle resulting from:

•	a felony conviction,

•	willful and persistent failure to attend to material duties or obligations,

•	the breach of confidentiality, non-competition or similar material obligations by Mr. Eberle or

•	an act or omission which would constitute a crime involving Bottomline’s property.

The second and third items specified above would not constitute cause after a change in control of Bottomline.

If Mr. Eberle’s employment is terminated upon or after a potential change in control either by Mr. Eberle as a result of an involuntary termination or by us without cause, then all outstanding options held by Mr. Eberle would become immediately exercisable in full, all shares of restricted stock would vest in full, and Mr. Eberle would be entitled to receive continuation of benefits for a period of 24 months, a lump sum payment equal to three times the sum of Mr. Eberle’s then annual salary plus up to three times the maximum amount of any bonus Mr. Eberle was eligible to earn in the current year.

A “potential change in control” of Bottomline would occur if:

•	we enter into an agreement that would cause a change in control,

•	any person publicly announces an intention to take any action which, if consummated, would constitute a change in control or

•	our board of directors adopts a resolution to the effect that, for purposes of the employment agreement, a potential change in control has occurred.

The employment agreement also provides that, in the event of a change in control, we would pay any excise tax for which Mr. Eberle would be liable under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on Mr. Eberle as a result of our payment of the excise tax.

In addition, following termination of employment by us other than for “cause”, options and restricted stock held by Mr. Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination. In the event of Mr. Eberle’s termination for death or disability, he would be entitled to the vesting acceleration and extended exercise period described above, as well as the maximum bonus he was eligible to earn in the then current fiscal year. If Mr. Eberle resigns by giving 90 days written notice to Bottomline, he will be entitled to receive an extended exercise period for options granted to him prior to July 1, 2005.

Compromise Agreement

On April 23, 2009, the Company entered into a compromise agreement with Peter Fortune, the Company’s Chief Operating Officer and President of Bottomline Europe, under which Mr. Fortune departed the Company’s employ effective May 15, 2009. Under the terms of the agreement, Mr. Fortune received a lump sum payment of $547,390. This payment represents one year’s base salary and bonus, contributions to Mr. Fortune’s pension account and the continuation of current benefits through May 14, 2010 which included a car allowance, life insurance, and private medical insurance. In addition, all stock options and restricted stock held by Mr. Fortune were accelerated and became vested in full as of May 15, 2009 and, in the case of stock options, will remain exercisable until May 15, 2011. The expense recorded by us in relation to the acceleration of these equity awards was $1,364,766, and was based on the grant date fair values of the underlying equity awards. As part of the Compromise Agreement, Mr. Fortune agreed to a six-month non-compete and non-solicitation period in respect of customers, prospective customers and employees of the Company.

Prior to the signing of the Compromise Agreement, we were party to a service agreement with Mr. Fortune dated as of March 11, 1999, which we assumed in connection with our acquisition of Checkpoint Holdings, Ltd., which is now our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe). Following the signing of the Compromise Agreement, only the provisions of the service agreement related to Confidential Information, Designs and Invention and Copyright remained in force.

Retention Agreements

We entered into a retention agreement with Mr. Donovan on November 16, 2006, which was amended on December 23, 2008. Under the agreement, if Mr. Donovan’s employment is terminated by us without cause or by Mr. Donovan for good reason within 12 months following a change in control, then all options and restricted stock held by Mr. Donovan will vest in full and the options will be exercisable for a period of two years following the termination (or the remainder of the option’s contractual term if less than two years), other than options with an exercise price less than the closing price of our common stock on November 15, 2001, which will be exercisable for the period set forth in the original option agreement. In addition, Mr. Donovan will be entitled to, among other things, an amount equal to his base salary for the 12 months prior to the date of termination, 100% of his annual bonus opportunity for the most recently completed fiscal year, a prorated portion of the annual bonus paid or payable to Mr. Donovan for the most recently completed fiscal year through the date of termination and the continuation of benefits for a period of 12 months after the date of termination.

For purposes of Mr. Donovan’s retention agreement, a “change in control” of Bottomline would occur under the same circumstances as noted above for Mr. Eberle. For purposes of Mr. Donovan’s retention agreement, “cause” means a discharge resulting from a felony conviction or an act or omission which would constitute a crime involving Bottomline’s property, and “good reason” means a significant change in Mr. Donovan’s duties, a reduction in his base compensation or budget authority, a relocation of his work location of more than fifty miles, or a breach by Bottomline of a material provision of the retention agreement.

The table below shows the benefits potentially payable to each of our named executive officers if he were terminated under certain circumstances or as a result of a change of control event. The amounts below are calculated on the assumption that the employment termination or change of control took place on June 30, 2009, except in the case of Mr. Fortune where the amounts presented are the actual amounts that were paid in connection with Mr. Fortune’s April 23, 2009 Compromise Agreement.

Name	Base Salary ($)	Target Bonus ($) (3)	Accelerated Vesting of Options	Accelerated Vesting of Restricted Stock	Benefits ($)	Total ($)
Robert A. Eberle
—termination at the election of the employee, other than as a result of an involuntary termination, upon 90 days’ prior written notice to the board	—	—	—	—	—	—
—change in control	—	—	—	1,522,681	—	1,522,681
—involuntary termination or termination without cause prior to a potential change in control, or non-renewal of employment agreement by company (1)	640,000	768,000	—	1,522,681	62,568	2,993,249
— involuntary termination or termination without cause upon or after a potential change in control	960,000	1,152,000	—	1,522,681	62,568	3,697,249
—termination as a result of death or disability	—	384,000	—	1,522,681	—	1,906,681

Kevin M. Donovan
—termination without cause or for good reason within 12 months following a change in control	184,000	100,000	—	252,839	25,404	562,243

Peter S. Fortune (2)
—termination other than for cause or incapacity	240,039	181,521	—	1,364,766	125,830	1,912,156

(1)	Assumes no change of control takes place.
(2)	Mr. Fortune was paid in British Pounds Sterling, which were converted to US Dollars at an exchange rate of 1.611 US Dollars per British Pound Sterling for purposes of this presentation.
(3)	This amount would be reduced by any bonus amounts previously paid to the named executive officers for fiscal 2009.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Bottomline’s management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Bottomline Technologies (de), Inc.

Joseph L. Barry, Jr., Chairman

Michael J. Curran

James W. Zilinski

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2009:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	4,257,182	$11.93	3,372,081	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	4,257,182	$11.93	3,372,081

(1)	This table excludes 6,000 shares of common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of Flashpoint, Inc. in August 2000. The weighted average exercise price of the excluded options as of June 30, 2009 was $26.84.
(2)	Consists of the following equity compensation plans: the Amended and Restated 1997 Stock Incentive Plan, the 1998 Director Plan, the 1998 Employee Stock Purchase Plan, the 2000 Employee Stock Purchase Plan, as amended, or the 2000 ESPP, and the 2000 Stock Incentive Plan. Shares of common stock are available for issuance only under the 1998 Director Plan, the 2000 ESPP and the 2000 Stock Incentive Plan.
(3)	Consists of 687,599 shares issuable under the 1998 Employee Stock Purchase Plan, 594,912 shares issuable under the 2000 ESPP in connection with current and future offering periods under such plan and 2,089,570 shares currently issuable under the 2000 Stock Incentive Plan. In addition, under the 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every July 1 by an amount equal to the lesser of (i) five million shares of common stock, (ii) a number of shares of common stock which, when added to the shares that remain available for grant under the 2000 Stock Incentive Plan, is equal to 12% of the outstanding shares on such date, and (iii) an amount determined by our board of directors. The 2000 Stock Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options and restricted stock to our employees, officers, directors, consultants and advisors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, the members of the compensation committee of our board of directors were Messrs. Barry, Curran and Zilinski. During fiscal 2009, no executive officer of Bottomline served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officer served as a director or member of our compensation committee. None of the members of the compensation committee is a current or former officer or employee of Bottomline.

Certain Relationships and Related Transactions

During 2009, D. Michael McGurl (son of Daniel M. McGurl) and Robert Mullen (brother of Joseph L. Mullen) were employed by the Company. Joseph L. Mullen and Daniel M. McGurl are members of our board of directors. D. Michael McGurl and Robert Mullen received a total compensation package that is comparable to the compensation of Bottomline employees occupying similar positions, and both were entitled to participate in other employment benefits that are standard for all of Bottomline’s employees. The total compensation earned during 2009, including base salary, commissions, bonus and equity compensation did not exceed $200,000 for either of these individuals.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Bottomline is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, the related person must report the proposed transaction to our chief financial officer. The policy calls for the proposed transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that may arise between audit committee meetings, subject to ratification by the full audit committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually by the audit committee.

A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, it is in Bottomline’s best interests. The audit committee may impose any conditions on the transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 25% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

•	a transaction that is specifically contemplated by provisions of Bottomline’s charter or bylaws.

The policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Our employment of a son of Mr. McGurl and a brother of Mr. Mullen, which is described above in “Certain Relationships and Related Transactions,” predated our adoption of our current policies and procedures for related person transactions, however the Audit Committee has been fully informed of both of these arrangements as part of our annual update with respect to related person transactions.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that Bottomline is managed for the long-term benefit of its stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bottomline.com. Alternatively, you can request a copy of any of these documents by writing to Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

Board Determination of Independence

Under applicable NASDAQ rules, a director of Bottomline will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Barry, Curran, Leathe, Loomis, McGurl, Staglin or Zilinski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

We do not have a written policy with respect to director attendance at annual meetings; however, we encourage our directors to attend all of our meetings of stockholders. All nine individuals serving on our board at the time attended the 2008 annual meeting of stockholders.

Board and Committee Meetings

Our board of directors held 4 meetings, including by telephone conference, during fiscal 2009. The compensation committee of our board of directors held 6 meetings, including by telephone conference, during fiscal 2009. The audit committee of our board of directors held 12 meetings, including by telephone conference, during fiscal 2009. The nominations and corporate governance committee of our board of directors met as part of our regularly scheduled quarterly board meetings. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominations and corporate governance—each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.bottomline.com.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of The NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm,

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from the registered public accounting firm,

•	reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing procedures for the receipt and retention of accounting related complaints and concerns,

•	meeting independently with our registered public accounting firm and management and

•	preparing the audit committee report required by SEC rules which is included in this proxy statement.

Our board of directors has determined that Mr. Leathe is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation,

•	determining the CEO’s compensation,

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers,

•	making recommendations to the board with respect to incentive compensation and equity-based plans,

•	overseeing and administering our incentive compensation and equity-based plans and

•	reviewing and making recommendations to the board with respect to director compensation.

Annually, the compensation committee reviews and approves the aggregate level of restricted stock and stock option awards that can be granted for that fiscal year, based on recommendations from our chief executive officer. For fiscal year 2009, after the aggregate pool had been authorized, the compensation committee delegated to Mr. Mullen and Mr. Eberle the authority to make grants of restricted stock from the authorized pool under our 2000 Stock Incentive Plan and delegated to Mr. Eberle and Mr. Donovan the authority to make stock option grants from the authorized pool under our 2000 Stock Incentive Plan other than, in each case, awards to executive officers which must be made by the compensation committee. The compensation committee also retains the authority to make additional equity awards in its discretion.

The compensation committee also has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation, but to date has not done so.

Nominations and Corporate Governance Committee

The nominations and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members,

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees,

•	developing and recommending to the board corporate governance principles and

•	overseeing the evaluation of the board.

Director Candidates

The process followed by the nominations and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominations and corporate governance committee will apply the criteria attached to the committee’s charter. These criteria include the candidate’s integrity, business acumen, commitment to our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no one particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominations and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominations and corporate governance committee, c/o Corporate Secretary, Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2009 Annual Meeting.”

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.bottomline.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, except for one Form 4 for Mr. Fortune which was not timely filed, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees Bottomline’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation of Bottomline’s financial statements, for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for maintaining an appropriate reporting process, including adequate systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed Bottomline’s audited financial statements and schedule for the fiscal year ended June 30, 2009 with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in the financial statements.

The Committee reviewed with Bottomline’s independent registered public accounting firm, Ernst & Young LLP, which is responsible for expressing an opinion as to the conformity of Bottomline’s audited financial statements and schedule with generally accepted accounting principles, the judgments of Ernst & Young, LLP as to the quality, not just the acceptability, of Bottomline’s accounting principles and discussed such other matters as are required to be discussed with Ernst & Young LLP under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from management and Bottomline, including the compatibility of non-audit services with its independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of Bottomline’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Bottomline’s internal control over financial reporting.

The Committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, its evaluations of Bottomline’s internal control over financial reporting, and the overall quality of Bottomline’s financial reporting. The Committee held 12 meetings, including by telephone conference, during fiscal year 2009.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements and schedule be included in Bottomline’s annual report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission. The Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as Bottomline’s registered independent public accounting firm for the fiscal year ending June 30, 2010.

By the Audit Committee of the board of directors of Bottomline Technologies (de), Inc.

Jeffrey C. Leathe, Chairman

Joseph L. Barry, Jr.1

James L. Loomis1

James W. Zilinski

[1]	Mr. Barry was a member of the Audit Committee during fiscal 2009, but ceased to be a member of the Audit Committee effective May 21, 2009, at which time Mr. Loomis joined the audit committee.

Principal Accounting Fees and Services

The following table discloses the fees that Ernst & Young LLP billed us for professional services rendered in each of the last two fiscal years. For fiscal 2009, audit fees include an estimate of amounts not yet billed.

Type of Fee	Fiscal Year Ended June 30, 2009	Fiscal Year Ended June 30, 2008
Audit Fees (1)	$763,431	$844,877
Audit-Related Fees (2)	$148,000	$370,093
Tax Fees (3)	$41,300	$52,950
All Other Fees (4)	$3,500	$3,340

(1)	Represents fees for professional services rendered in connection with the audit of our financial statements and the audit of management’s report on internal control for the fiscal year indicated, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year indicated, and services performed in connection with certain registration statements we filed.
(2)	Represents fees for assurance advisory services related to implementation of accounting standards, accounting and financial reporting consultations, acquisition related due diligence and audit services related to the financial statements of businesses we acquired.
(3)	Represents fees for services related to tax compliance, including the preparation or review of domestic and international tax returns, and domestic and international tax planning.
(4)	Represents annual fee for access to accounting and financial reporting research tool.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported to the full audit committee at its next quarterly meeting.

All of the services shown in the table above were approved by the audit committee in accordance with these pre-approval policies and procedures.

PROPOSAL II—APPROVAL OF 2009 STOCK INCENTIVE PLAN

On September 24, 2009, the Board of Directors of the Company adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (the “2009 Plan”). Up to 2,750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2009 Plan, plus such additional number of shares of Common Stock as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 1998 Director Stock Option Plan, the Company’s 2000 Stock Incentive Plan and the Company’s 1997 Stock Incentive Plan (Amended & Restated), which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations of the Code).

The 2009 Plan is intended to replace the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), which expires by its terms on August 24, 2010. As of June 30, 2009, options to purchase 4,263,000 shares of Common Stock and 812,000 shares of restricted stock were outstanding under the 2000 Plan and an additional 2,090,000 shares were reserved for future grants. If the 2009 Plan is approved by shareholders, all then outstanding awards under the 2000 Plan will remain in effect, but no additional grants may be made under the 2000 Plan. The Company does not have any other active equity-based compensation plans.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2009 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2009 Plan and the reservation of 2,750,000 shares of Common Stock for issuance thereunder.

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, in the case of non-statutory stock options, by delivery of a notice of “net exercise” to the Company, (iv) subject to certain conditions, delivery to the Company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment. Options may not contain provisions entitling recipients to the automatic grant of additional options in connection with any exercise of the original option. No more than 10,000,000 shares of common stock may be issued in the form of incentive stock options under the plan.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock- and Cash-Based Awards. Under the 2009 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Company may also grant other awards denominated in cash rather than shares of Common Stock.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2009 Plan. Except where the context otherwise requires, “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined under Sections 424(e) and (f) of Code and any other business ventures (including, without limitation, joint venture or limited liability companies in which the Company has a controlling interest, as determined by the Board of Directors). Under present law, however, incentive stock options may only be granted to employees of the Company and its parent or subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

As of September 30, 2009, approximately 670 persons were eligible to receive Awards under the 2009 Plan, including the Company’s 11 executive officers and non-employee directors. The granting of Awards under the 2009 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 30, 2009 the last reported sale price of the Company Common Stock on the Nasdaq National Market was $12.90.

Administration

The 2009 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, the Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the 2009 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock- or cash-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

To the extent permitted by applicable law and under the 2009 Plan, the Board of Directors may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company and to exercise such other powers under the 2009 Plan as the Board of Directors may determine. The Board of Directors will fix the terms of the Awards to be granted to such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” or “officer” of the Company, as such terms are defined under the Exchange Act.

Discretionary Awards to non-employee directors will only be granted and administered by a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Adjustments and Reorganization Events

The Board of Directors is required to make appropriate adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The 2009 Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the 2009 Plan). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the Company, the vesting schedule of each option will be accelerated in part so that the number of shares that would have otherwise become vested on any date within one year after the date of the Change in Control Event will immediately become vested. Subject to the following sentence, the remaining shares will continue to become vested in each case one year in advance of the original vesting schedule set forth for such option. Additionally, each option will be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2009 Plan) by the participant or is terminated without Cause (as defined in the 2009 Plan) by the Company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock award or any other agreement between a participant and the Company, the vesting schedule of each restricted stock award will be accelerated in part so that the number of shares that would have otherwise become free from conditions or restrictions on any date within one year after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining shares will continue to become free from conditions or restrictions in each case one year in advance of the original schedule set forth for such restricted stock award. Additionally, each restricted stock award will immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Fungible Share Pool

Subject to adjustment in the event of stock splits and other similar events, any Award that is not a full-value award (as defined below) will be counted against the 2009 Plan share limits as one share for each share of Common Stock subject to such Award and any Award that is a full-value award will be counted against the 2009 Plan share as 1.28 shares for each one share of Common Stock subject to such Full-Value Award. “Full-value award” means any restricted stock award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the 2009 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.28 shares is returned to the 2009 Plan, each applicable share reserve will be credited with 1.28 shares.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Limitation on Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after November 19, 2019 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL III—RATIFICATION OF THE SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our registered public accounting firm for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our audit committee will reconsider the matter. A representative of Ernst & Young LLP, which served as our registered public accounting firm for fiscal 2009, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Ernst & Young LLP is ratified, our audit committee may, in its discretion, select a different registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of Bottomline and its stockholders. The board recommends that stockholders vote “FOR” ratification of the selection of Ernst & Young LLP as our registered public accounting firm for the current fiscal year.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2010 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 14, 2010 in order to be considered for inclusion in the proxy statement and proxy card relating to the 2010 annual meeting of stockholders. However, if the date of our 2010 annual meeting is prior to October 19, 2010 or after December 19, 2010, the deadline is 10 business days before we begin to print and mail our proxy materials for the 2010 annual meeting.

If a stockholder wishes to present a proposal at the 2010 annual meeting but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must also give notice of the proposal to our corporate secretary at our principal executive offices. Our amended and restated bylaws, as amended, require that we be given advance written notice of stockholder nominations regarding election to our board of directors and certain other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy discussed above). We must receive this notice at least 60 days, but not more than 90 days, prior to the date of the 2010 annual meeting, which is expected to be November 18, 2010. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including for stockholder nominations for director, in order for such proposals or nominations to be properly presented at a stockholder meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, (603) 436-0700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. In addition, we have retained Georgeson, Inc. to act as a proxy solicitor in conjunction with the annual meeting, and have agreed to pay that firm $7,500, plus reasonable expenses, for proxy solicitation services. We have also retained MacKenzie Partners, Inc. to provide solicitation services in regard to our annual meeting, for a fee not to exceed $12,500, plus reasonable expenses.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card, in the enclosed postage-prepaid envelope, or vote by phone or internet according to the instructions on the proxy card, as promptly as possible. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies or voted by phone or internet.

By order of the Board of Directors,

/s/ Joseph L. Mullen
Joseph L. Mullen Chairman of the Board of Directors

October 9, 2009

Portsmouth, New Hampshire

Appendix A

BOTTOMLINE TECHNOLOGIES (de), INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of Bottomline Technologies (de), Inc., a Delaware corporation (“Bottomline” or the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock- and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to (i) 2,750,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), plus (ii) such additional number of shares of Common Stock as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 1998 Director Stock Option Plan, the Company’s 2000 Stock Incentive Plan and the Company’s 1997 Stock Incentive Plan (Amended & Restated) (collectively, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as 1.28 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.28 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.28 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an

SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Bottomline, any of Bottomline’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. No more than 10,000,000 shares of Common Stock may be issued in the form of Incentive Stock Options under the Plan.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options.

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in

Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original SARs.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of

Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

(A)	A “Change in Control Event” shall mean:

(I) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (III) of this definition; or

(II) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(III) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(IV) the liquidation or dissolution of the Company.

(B)	“Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after the Change in Control Event or any reduction in the annual cash compensation payable to the Participant from and after such Change in Control Event or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Change in Control Event.

(C)	“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of each Option shall be accelerated in part so that the number of shares that would otherwise have become vested on any date within one year after the date of the Change in Control Event shall immediately become vested. Subject to the following sentence, the remaining shares shall continue to become vested in each case one year in advance of the original vesting schedule set forth for such Option. Additionally, each Option shall be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of each Restricted Stock Award shall be accelerated in part so that the number of shares that would otherwise have become vested on any date within one year after the date of the Change in Control Event shall immediately become vested. Subject to the following sentence, the remaining shares shall continue to become vested in each case one year in advance of the original vesting schedule set forth for such Restricted Stock Award. Additionally, each Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations

(based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the

Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix B

C123456789

000004		000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 19, 2009.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/epay.
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Michael J. Curran*	☐	☐	02 - Joseph L. Mullen*	☐	☐	03 - James W. Zilinski*	☐	☐

*	Each to be elected as Class II directors of the Company for the ensuing three years.

		For	Against	Abstain			For	Against	Abstain

2.	To approve the company’s 2009 Stock Incentive Plan and the authorization of an initial 2,750,000 shares subject to increase as described herein, of common stock, par value $.001 per share, for issuance under such plan.	☐	☐	☐	3.	To ratify the selection of Ernst & Young LLP as the Company’s registered public accounting firm for the current fiscal year.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person. Please be sure to sign and date this proxy below.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 —Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BOTTOMLINE TECHNOLOGIES (de), INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS to be held on November 19, 2009

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”).

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Joseph L. Mullen, Robert A. Eberle and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 19, 2009, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The shares of common stock of the Company represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE